Exhibit 10.11

Notice of Grant of Stock Options and Option Agreement	Enanta Pharmaceuticals, Inc. ID: 04-3205099 500 Arsenal Street Watertown, MA 02472

[Name of Optionholder]	Option Number:	[-]
[Address of Optionholder]	Plan:	1995
[City, State, Postal Code of Optionholder]

Effective [-], you have been granted a(n) Non-Qualified Stock Option to buy [-] shares of Enanta Pharmaceuticals, Inc. (the Company) stock at $[-] per share.

The total option price of the shares granted is $[-].

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

[-]	[-]	[-]	[-]

This option shall not be treated as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended. This notice, together with the accompanying Enanta Pharmaceuticals, Inc. 1995 Equity Incentive Plan Nonstatutory Stock Option Terms And Conditions (the Terms and Conditions), as well as the Enanta Pharmaceuticals, Inc. 1995 Equity Incentive Plan (the Plan) incorporated by reference into the Terms and Conditions, constitute the entire agreement between you and the Company regarding this option. By your signature and the Company’s signature below, you and the Company agree to the terms of this option, the Terms and Conditions and the Plan.

Enanta Pharmaceuticals, Inc.	Date

[Name of Optionholder]	Date

Date: [-] Time: [-]

ENANTA PHARMACEUTICALS, INC. 1995 EQUITY INCENTIVE PLAN

Nonstatutory Stock Option Terms And Conditions

1. Plan Incorporated by Reference. This Option is issued pursuant to the terms of the Plan and may be amended as provided in the Plan. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. This certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding. Copies of the Plan may be obtained upon written request without charge from the Company.

2. Option Price. The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.

3. Exercisability Schedule. This Option may be exercised at any time and from time to time for the number of shares and in accordance with the exercisability schedule set forth on the face of this certificate, but only for the purchase of whole shares. This Option may not be exercised as to any shares after the Expiration Date.

4. Method of Exercise. To exercise this Option, the Optionholder shall deliver written notice of exercise to the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such shares in cash, by certified check or in such other form, including shares of Common Stock of the Company valued at their Fair Market Value on the date of delivery, as the Committee may approve. Promptly following such notice, the Company will deliver to the Optionholder a certificate representing the number of shares with respect to which the Option is being exercised.

5. Rights as a Stockholder or Employee. The Optionholder shall not have any rights in respect of shares as to which the Option shall not have been exercised and payment made as provided above. The Optionholder shall not have any rights to continued employment by the Company or its Affiliates by virtue of the grant of this Option.

6. Recapitalization, Mergers, Etc. As provided in the Plan, in the event of corporate transactions affecting the Company’s outstanding Common Stock, the Committee shall equitably adjust the number and kind of shares subject to this Option and the exercise price hereunder or make provision for a cash payment. If such transaction involves a consolidation or merger of the Company with another entity, the sale or exchange of all or substantially all of the assets of the Company or a reorganization or liquidation of the Company, then in lieu of the foregoing, the Committee may upon written notice to the Optionholder provide that this Option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Committee may in its discretion accelerate or waive any deferred exercise period.

7. Option Not Transferable. This Option is not transferable by the Optionholder otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionholder’s lifetime, only by the Optionholder. The naming of a Designated Beneficiary does not constitute a transfer.

8. Exercise of Option After Termination of Service. If the Optionholder’s service, whether as director or consultant, to the Company or a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, is terminated in all capacities for any reason, the Optionholder may exercise the rights which were available to the Optionholder at the time of such termination only within two years from the date of termination. Upon the death of the Optionholder, his or her Designated Beneficiary shall have the right to exercise in whole or in part any rights that were available to the Optionholder at the time of death. Notwithstanding the foregoing, no rights under this Option may be exercised after the Expiration Date.

9. Compliance with Securities Laws. It shall be a condition to the Optionholder’s right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

10. Payment of Taxes. The Optionholder shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld with respect to the exercise of this Option. The Committee may, in its discretion, require any other Federal or state taxes imposed on the sale of the shares to be paid by the Optionholder. In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the exercise of this Option, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionholder.